Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237769 and No. 333-278954) and Form F-3 (No. 333-278830) of EHang Holdings Limited of our report dated April 15, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China April 15, 2025